UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 14, 2010

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2010, CBL & Associates Limited Partnership, a Delaware limited partnership which is the operating partnership (the “Operating Partnership”) of CBL & Associates Properties, Inc. (the “Company”), supplemented its Third Amended and Restated Agreement of Limited Partnership, as amended to date, with a Second Amended and Restated Certificate of Designation of 7.375% Series D Cumulative Redeemable Preferred Units, relating to the preferred units of limited partnership in the Operating Partnership (the “Series D Preferred Units”) underlying shares of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share, with a liquidation preference of $250.00 per share (the “Series D Preferred Stock”).  The Operating Partnership issued 440,000 of the Series D Preferred Units, the terms of which parallel the terms of the Series D Preferred Stock, to a wholly owned subsidiary of the Company in conjunction with the closing of the transaction described in Item 3.03 of this report.

Item 3.03	Material Modification to Rights of Security Holders.

On October 18, 2010, the Company completed an underwritten public offering of 4,400,000 depositary shares, each representing 1/10th of a share of its Series D Preferred Stock at a liquidation preference of $25.00 per depositary share, pursuant to the underwriting agreement filed as an exhibit to the Company’s Form 8-K dated October 13, 2010.  The Company has granted the underwriters of the offering a 30-day option to purchase up to an additional 660,000 depositary shares to cover over-allotments, if any.  The terms of the Series D Preferred Stock were established in a Second Amended and Restated Certificate of Designations (“Second Amended and Restated Certificate of Designations”) filed with the Delaware Secretary of State on October 14, 2010.  A copy of the Second Amended and Restated Certificate of Designations is attached hereto as Exhibit 4.9.2.

Under the Second Amended and Restated Certificate of Designations, holders of the depositary shares and the underlying Series D Preferred Stock are entitled to receive cumulative dividends, in equal priority with the holders of the Company’s other outstanding series of preferred stock and before any dividends are paid to the common stockholders, at the rate per share of 7.375% of the stated liquidation preference per annum, payable quarterly in arrears.  Upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to stockholders, in equal priority with the holders of the Company’s other outstanding series of preferred stock, an amount equal to the stated liquidation preference per share, plus any accrued and unpaid dividends thereon to the date of payment, before any distribution or payment shall be made to the holders of any junior securities, including the common stock.

Item 7.01	Regulation FD Disclosure.

The Company’s Press Release concerning the October 18, 2010 completion of an underwritten public offering of 4,400,000 depositary shares, each representing 1/10th of a share of its 7.375% Series D Preferred Stock, is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
4.9.2	Second Amended and Restated Certificate of Designations, dated October 14, 2010, relating to the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock
10.1.4	Second Amended and Restated Certificate of Designation, dated October 14, 2010, of 7.375% Series D Cumulative Redeemable Preferred Units
99.1	Press Release – CBL & Associates Properties, Inc. Announces Closing of $102.1 Million Preferred Stock Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Andrew F. Cobb
Andrew F. Cobb
Vice President and Director of Accounting

Date: October 18, 2010